Exhibit 99.1
RESTORATION PENSION PLAN AGREEMENT
     THIS RESTORATION PENSION PLAN AGREEMENT is made and entered into as of this 1st day of February, 2007, to be effective as of the 1st day of August, 2006, by and between EnergySouth, Inc., an Alabama corporation, and C. S. “Dean” Liollio.
Article I
Establishment and Purpose
     1.1 Establishment. EnergySouth, Inc. adopts and establishes this Restoration Pension Plan Agreement effective as of the 1st day of August, 2006.
     1.2 Purpose. The purpose of the Agreement is to provide C. S. “Dean” Liollio with the benefits that he would have received under The Retirement Plan for Employees of EnergySouth, Inc. and Affiliates, as it may be amended from time to time, but for the limitations on compensation and benefits imposed by Section 401(a)(17) and Section 415 of the Internal Revenue Code of 1986, as amended. This Agreement is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation to C. S. “Dean” Liollio who is a member of EnergySouth’s management and who is a highly-compensated employee, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.
Article II
Definitions
     2.1 Agreement. “Agreement” means this Restoration Pension Plan Agreement, as it may be amended from time to time.
     2.2 Beneficiary. “Beneficiary” means one or more persons or organizations designated by the Executive, in the manner provided in the Pension Plan, to receive payments under this Agreement after the Executive’s death. If the Executive does not designate a Beneficiary, or if the Executive’s designated Beneficiary predeceases the Executive or dies before the distribution of the all of the benefits under this Agreement, then the benefits under this Agreement will be payable in the manner provided in the Pension Plan applicable under such circumstances.
     2.3 Code. “Code” means the Internal Revenue Code of 1986, as amended, and the final, proposed and temporary regulations issued thereunder.
     2.4 Committee. “Committee” means the Compensation Committee of the Board of Directors of EnergySouth, or such other committee as the Board may appoint from time to time.
     2.5 EnergySouth. “EnergySouth” means EnergySouth, Inc., an Alabama corporation, and its successors.

     2.6 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     2.7 Executive. “Executive” means C. S. “Dean” Liollio.
     2.8 Pension Plan. “Pension Plan” means The Retirement Plan for Employees of EnergySouth, Inc. and Affiliates, as it may be amended from time to time.
     2.9 Restoration Benefit. “Restoration Benefit” means the benefits payable under this Agreement.
     2.10 Termination. “Termination” means a “separation from service,” as defined under Section 409A of the Code, with respect to EnergySouth and its affiliates.
Article III
Benefits
     3.1 Calculation of Benefits. The Restoration Benefit will be the excess, if any, of
          (a) the benefits that would have been paid to the Executive, or on his behalf to his Beneficiary, under the Pension Plan if the limitations on compensation and benefits under Section 401(a)(17) and Section 415 of the Code did not apply, over
          (b) the benefits that are actually payable to the Executive, or on his behalf to his Beneficiary, under the Pension Plan.
     3.2 Payment of Benefits.
          (a) Except as provided in Section 3.2(b) and 3.2(c), EnergySouth will pay the Restoration Benefit in the same form and manner and at the same time as the benefits are paid under the Pension Plan.
          (b) In no event will EnergySouth commence paying the Restoration Benefit prior to the first to occur of (i) the first day of the month following the six (6) month anniversary date of the Executive’s Termination, or (ii) the date of the Executive’s death.
          (c) Notwithstanding the preceding provisions of this Section, and unless it would violate the provisions of Section 409A of the Code, EnergySouth may elect, in EnergySouth’s sole and absolute discretion, to distribute all or part of the Restoration Benefit to the Executive, or on his behalf to his Beneficiary, in one or more lump sum cash payments at any time following the first to occur of the events described in Section 3.2(b). To the extent that EnergySouth makes one or more such lump sum cash payments, the actuarial assumptions then in effect under the Pension Plan will be used to determine the amount of each such payment.

Article IV
Funding
     4.1 Unfunded Agreement. This Agreement and EnergySouth’s obligations under the Agreement are unfunded, unsecured promises to pay money in the future with respect to the Executive and his Beneficiary, heirs, successors and permitted assigns. Neither the Executive, nor his Beneficiary, heirs, successors or permitted assigns nor any person claiming under any of them will have any legal or equitable right, interest or claim in any property or assets of EnergySouth by virtue of this Agreement. The right of the Executive or any other person to receive any distribution hereunder will be no greater than the right of an unsecured general creditor of EnergySouth, and any person claiming a right to receive a distribution hereunder will at all times have the status of an unsecured general creditor of EnergySouth.
     EnergySouth will not be obligated under any circumstances to fund its financial obligations under this Agreement. It may, in its discretion, set aside funds in a rabbi trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under this Agreement if such arrangement will not cause this Agreement to be considered a funded deferred compensation plan under ERISA or the Code, provided, however, that any trust created by EnergySouth and any assets held by such trust to assist EnergySouth in meeting its obligations under the Agreement will conform to the terms of any model rabbi trust, as then promulgated by the Internal Revenue Service. Neither this Agreement, nor the setting aside of any funds, nor the establishment of a nonqualified trust will be deemed to create a trust of any kind for the benefit of the Executive, his Beneficiary, heirs, successors or permitted assigns, or to create any fiduciary relationship between EnergySouth and any of them.
     This Agreement is an unfunded plan maintained primarily to provide deferred compensation benefits for the Executive who is a member of a “select group of management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, EnergySouth may elect to terminate this Agreement in whole or in part and/or to take other appropriate measures if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Agreement constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.
Article V
Administration
     5.1 Administration. The Committee will administer this Agreement, and will administer it in a manner consistent with the administration of the Pension Plan, except that this Agreement will be administered as an unfunded plan that is not intended to meet the qualification requirements of Section 401(a) of the Code.
     5.2 Authority. The Committee will have the sole and complete authority and discretion and the exclusive right to make, amend, interpret, and enforce all rules and regulations for the administration of this Agreement, and to interpret this Agreement and to decide any and all questions or matters that may arise under or in connection with this Agreement. Any action taken by the Committee will be final and conclusive on any party. The Committee’s prior exercise of discretionary authority will not obligate it to exercise its authority in a like manner thereafter. The Committee will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by EnergySouth or the Committee with respect to the Agreement. The Committee may from time to time delegate to others, including employees of EnergySouth, such administrative responsibilities as it deems appropriate.
Article VI
Claims Procedure
     6.1 Payment of Benefits. The payment of benefits under this Agreement will be made at such times and in such amounts as provided for under the terms of this Agreement. The Executive or his Beneficiary will keep EnergySouth informed as to his or her current address so that payments may be made as required. The mailing of a payment to the last known mailing address of the Executive or his Beneficiary will be deemed full payment of the amount so mailed.
     6.2 Denial of Claim. If the Executive or his Beneficiary believes that he or she is due a benefit under this Agreement that has not been paid, he or she, or his or her authorized representative, may file a claim for benefits under this Agreement. Any claim must be in writing and submitted to the Committee at such address as may be specified from time to time. The Committee will review the claim, and if the claim is denied in whole or in part, the Committee will furnish a written notice to the claimant within 90 days after the date that the claim was received. If special circumstances require an extension of such 90-day period, the Committee will notify the claimant in writing, prior to the expiration of such 90-day period, of the need for such an extension of time and the circumstances requiring such extension; provided, however, that no extension will extend beyond 90 days after the expiration of the initial 90-day period.
     6.3 Notice of Denial. The written notice of denial will contain the following information:
(a)	The specific reason or reasons for the denial;

(b)	Specific reference to pertinent provisions of the Agreement or the Pension Plan on which the denial is based;

(c)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	An explanation of the claims review procedure.
     6.4 Review of Denial. Upon denial of a claim, in whole or in part, a claimant may request a full and fair review of the denied claim by filing a written notice of appeal with the Committee. The review must be requested in writing within 60 days after the date that the claimant received the notice of the denial of his claim. The claimant will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
     If the claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the claimant will be precluded from reasserting it. If the claimant does file a request for review, his request must include a description of the issues and evidence he deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.
     6.5 Decision Upon Review. The Committee will provide a written decision on review, and if the claim is denied in whole or in part, the Committee will furnish a written notice to the claimant within 60 days after the date that the written request for review was received. If special circumstances require an extension of such 60-day period, the Committee will notify the claimant in writing, prior to the expiration of such 60-day period, of the need for such an extension of time and the circumstances requiring such extension; provided, however, that no extension will extend beyond 60 days after the expiration of the initial 60-day period. If the claim is denied on review, the written notice of denial will set forth:
(a)	The specific reason or reasons for the denial of the appeal of the claim;

(b)	Specific reference to pertinent provisions of the Agreement or the Pension Plan on which the denial is based;
          (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and
(d)	a statement describing any voluntary appeal procedures offered under the Agreement (if any) and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.
     6.6 Finality of Determinations; Exhaustion of Remedies. To the extent permitted by law, decisions reached under the claims procedures set forth in this Article will be final and binding on all parties. No legal action for benefits under this Agreement may be brought unless and until the claimant has exhausted his remedies under this Article. In any such legal action, the claimant may only present evidence and theories that the claimant presented during the claims procedure. Any claims that the claimant does not in good faith pursue through the review stage of the procedure will be treated as having been irrevocably waived. Judicial review of a claimant’s denied claim will be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories that the claimant presented during the claims procedure. Any suit or legal action initiated by a claimant under this Agreement must be brought by the claimant no later than one year following a final decision on the claim for benefits. Notwithstanding the foregoing, in no event may a claimant initiate suit or legal action more than two years after the facts giving rise to the action occurred. The foregoing limitations on suits or legal actions for benefits will apply in any forum where a claimant initiates such suit or legal action.
Article VII
Miscellaneous
     7.1 Agreement Not a Contract of Employment. This Agreement is not a contract of employment, and the terms of the Executive’s employment will not be affected in any way by this Agreement. This Agreement will not be construed as conferring any legal rights upon the Executive for a continuation of employment, nor will it interfere with the rights of EnergySouth to discharge the Executive without regard to the effect that such discharge may have on the Executive under this Agreement.
     7.2 Entire Agreement; Amendment. This Agreement contains the entire agreement and understanding between EnergySouth and the Executive with respect to the subject matter of this Agreement, and there are no agreements, understandings, or representations between EnergySouth and the Executive with respect to the subject matter hereof other than those set forth herein. This Agreement may not be altered, amended, modified, or changed except by a writing executed by EnergySouth and the Executive.
     7.3 Interests not Transferable. Benefits payable under this Agreement will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, hypothecation, charge, garnishment, execution, or levy of any kind either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder will be void. EnergySouth will not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.
     7.4 Governing Law. To the extent not preempted by federal law, this Agreement will be interpreted and construed in accordance with and governed by the laws of the State of Alabama, without giving effect to its principles of conflicts of laws.
     7.5 Competency to Handle Benefits. If, in the opinion of the Committee, any person entitled to receive benefits under this Agreement becomes unable to properly manage his or her business affairs or properly handle any amounts distributable to such person under this Agreement, the Committee may make any reasonable arrangement for the distribution of benefits on such person’s behalf as it deems appropriate. Any payments made under the preceding sentence will discharge and release EnergySouth from all further liability with respect to such payments.
     7.6 Compliance with Code Section 409A. This Agreement is intended to comply with Code Section 409A and all guidance issued thereunder, and notwithstanding any other provision of this Agreement, this Agreement will be interpreted and administered accordingly. If any provision of this Agreement does not comply with Code Section 409A, the provisions of this Agreement shall be modified to the extent necessary to cause it to comply with Code Section 409A, retroactive to the effective date of this Agreement.
     7.7 Severability. If any provision of this Agreement or the application of any provision to any person or circumstance is determined to be invalid, illegal or unenforceable to any extent, this Agreement will be modified to least extent possible to cause it, or such provision, to be valid, legal and enforceable (including, if necessary, removal of such provision from the Agreement), and the remaining provisions of this Agreement, or the application of the provision to persons or circumstances other than those for which it is determined to be invalid, illegal or unenforceable, will not be affected thereby, and the remaining provisions of this Agreement will be valid and will be enforced to the fullest extent permitted by law.
     7.8 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon EnergySouth, the Executive, each Beneficiary, and all of their heirs, successors, permitted assigns and personal representatives, including but not limited to any corporation which may acquire all or substantially all of EnergySouth’s assets and business or with or into which EnergySouth may be consolidated or merged.
     7.9 Captions. The captions of the articles, sections and paragraphs of this Agreement are inserted solely for convenience of reference. They form no part of this Agreement and will not control or affect the meaning, interpretation or construction of any of its provisions.
     IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of EnergySouth, has executed this instrument for and on behalf of EnergySouth on the 1st day of February, 2007, and effective as of the 1st day of August, 2006.

ENERGYSOUTH, INC., an Alabama corporation
By:	/s/ G. EDGAR DOWNING, JR.
G. Edgar Downing, Jr.
As its Sr. V.P. and General Counsel

/s/ C.S. LIOLLIO
C. S. “DEAN” LIOLLIO